Rule 424 (b) (3)
Registration No. 333-109310
CUSIP #: 63743HDX7

TRADE DATE: 2/13/2004
SETTLEMENT DATE: 2/19/2004
PRICING SUPPLEMENT NO. 3332 DATED February 13, 2004
TO PROSPECTUS SUPPLEMENTAL DATED October 21, 2003
AND BASE PROSPECTUS DATED October 17, 2003

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$200,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	2/19/2004
Maturity Date:	2/17/2006
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 10 basis points
Index Maturity:	3 months
Interest Payment Dates:	On the 17th of each May, August , November, and February, commencing May 17, 2004
Reset Period	Quarterly
Interest Reset Dates:	On the 17th of each May, August , November, and February, commencing February 19, 2004
Redemption Date:	None
Agent's Discount or Commission:	0.150%
Agent(s):	J.P. Morgan Securities, Inc.	($100,000,000)
	Lehman Brothers	($100,000,000)
Capacity:	Agent
Form of Note:
(Book-Entry or Certificated)	Book-Entry
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $22,435,508,000 and, to date, including this offering, an aggregate of $17,863,579,000 Series C have been issued.